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ICONIX BRAND GROUP, INC.

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ICONIX ANNOUNCES CHANGES TO BOARD OF DIRECTORS

Global Brand Building and Consumer Marketing Executives, Sanjay Khosla and

Kristen O’Hara, Join Board as New Independent Directors

Barry Emanuel to Retire from Board Following Completion of Current Term

Company to Nominate Kenneth Slutsky as Third New Independent Director for Election at 2016 Annual Meeting

NEW YORK, New York — September 27, 2016 — Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”), today announced the addition of two new independent members to its Board of Directors, Sanjay Khosla and Kristen O’Hara, effective immediately. These appointments follow a Board-initiated search process for new independent directors that took place over the last four months, and was overseen by the Board’s Corporate Governance/Nominating Committee with the assistance of Herbert Mines Associates, a nationally-recognized, independent search firm.

Mr. Khosla is a seasoned executive with a proven track record of success in transforming international businesses, and has worked and lived in the United States, Europe and Asia. He brings more than 35 years of global executive leadership experience with premier consumer product companies, including Kraft, Fonterra, and Unilever, helping to grow and market iconic brands, such as Cadbury, Oreo, Milka and Trident, among others. Mr. Khosla is also an experienced board director in diverse industries. He currently serves on the board of directors of Zoetis Inc. and NIIT Ltd, and previously served on the boards of Hindustan Unilever, Best Buy Inc. and Big Heart Pet Brands.

Ms. O’Hara is a marketing and advertising executive with expertise in social and digital media, as well as data analytics and technology. In her current role as Chief Marketing Officer, Global Media, of Time Warner Inc., she drives the marketing strategy and business innovation for the $58 billion media and entertainment company by leveraging consumer insight, data and new technology platforms.

“We are thrilled to welcome Sanjay and Kristen to the Iconix Board,” said Peter Cuneo, Executive Chairman of Iconix. “The appointments announced today, as well as the appointment earlier this year of John Haugh as Iconix’s new CEO, reflect our commitment to ensuring that we have exceptional leaders with the right mix of skills and experience to fully capitalize on our strengths and drive improved performance and value creation at Iconix.”

Iconix also announced that the Company will nominate Kenneth Slutsky for election at the Company’s 2016 annual meeting of stockholders. Mr. Slutsky is an investor in both private and public sector enterprises. His experience spans numerous industries including: technology, energy, real estate and financial services.

Mr. Cuneo continued, “Sanjay, Kristen and Kenny each brings a fresh new perspective and unique skill set including international expertise, new media, technology and finance that will further diversify and strengthen our Board. We are confident that their insights will contribute to the growth of our brand portfolio.”

Barry Emanuel, a current member of the Board, intends to retire from the Board upon completion of his current term at the Company’s 2016 annual meeting of stockholders.

“As we expand the Board with these new additions, we would also like to thank Barry for his contributions as a director over the past 20 years. Barry has more than 50 years of experience in the textile industry, and his industry knowledge and expertise have been invaluable to Iconix as it transformed into the global licensing and brand management company that it is today. We wish him all the best.”

Following the changes announced today, the Iconix Board will be comprised of nine directors, including seven independent directors. Further, subject to stockholder approval of Mr. Slutsky at the 2016 annual meeting of stockholders, more than half of the Company’s directors will be new to the Board in the past two years.

Iconix also announced that it has entered into an agreement with Huber Capital Management, LLC (“Huber”), reflecting Huber’s support of the Company’s slate of directors for election to the Board at the Company’s 2016 annual meeting of stockholders. Pursuant to the agreement, Huber has agreed to certain standstill and related commitments through 15 business days prior to the deadline for submission of stockholder nominations for directors for the Company’s 2017 annual meeting of stockholders.

The full agreement with Huber will be filed on a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”).

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), SHARPER IMAGE (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), ARTFUL DODGER and STRAWBERRY SHORTCAKE (R). In addition, Iconix owns interests in the MATERIAL GIRL (R), PEANUTS (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements include, among others, statements relating to additional information that may require the Company to restate further the financial statements and other financial data in the periods impacted by the restatement and/or additional historical periods. These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2016 Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2015 annual meeting of stockholders (the

“2015 Proxy Statement”), filed with the SEC on October 23, 2015. To the extent holdings of the Company’s securities by such potential participants have changed since the amounts printed in the 2015 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.iconixbrand.com) or by contacting Jaime Sheinheit by phone at 212-730-0030, by email at jsheinheit@iconixbrand.com or by mail at Iconix Brand Group, Inc., Attn: Investor Relations, 1450 Broadway, 3rd Floor, New York, New York 10018.

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Contact Information:

Jaime Sheinheit

Iconix Brand Group

jsheinheit@iconixbrand.com

212.730.0030